EXTENSION AGREEMENT
                               -------------------

      THIS EXTENSION AGREEMENT dated November 22, 1996 between Global Intellicom, Inc., a Nevada corporation with offices at 747 Third Avenue, 17th Floor, New York, New York 10017 (hereinafter referred to as "Global"); and Triangle Bridge Group, LP, a California limited partnership with offices at 11828 LaGrange Avenue, Los Angeles, California 90025 (hereinafter referred to as "Triangle")

                              W I T N E S S E T H:
                              --------------------

      WHEREAS, Triangle advanced the sum of Two Hundred Thousand ($200,000) Dollars as a loan to Global on February 1, 1996, pursuant to the terms and conditions of a Commitment Agreement dated January 29, 1996, a Pledge Agreement dated February 1, 1996, and a Promissory Note dated February 1, 1996 (hereinafter together referred to as the "Loan"); and

      WHEREAS, the Loan required interest at the rate of six (6%) percent per annum on the sum of Two Hundred Thousand ($200,000) Dollars be paid monthly commencing March 1, 1996 and continuing thereafter until August 1, 1996 when the principal and unpaid interest was due and payable; and

      WHEREAS, interest on the Loan has not been paid since the Loan's inception; and
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      WHEREAS, Global granted Triangle a first secured interest in all the shares of capital stock of National Computer Resources, Inc. as security for payment of the Loan; and

      WHEREAS, Triangle is willing to extend the due date of the Promissory Note to and including December 15, 1996 on terms and conditions as hereinafter set forth at which time the principal balance of the Promissory Note in the sum of One Hundred and Seventy Five Thousand ($175,000) Dollars together with unpaid interest thereon shall be due and payable.

      NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties agree as follows:

      FIRST: EXTENSION OF DUE DATE OF LOAN

      The due date when the Promissory Note and Loan shall be paid by Global to Triangle shall be extended from August 1, 1996 to and including December 15, 1996 at which time the principal balance of the Promissory Note in the sum of One Hundred Seventy Five Thousand ($175,000) Dollars together with all unpaid interest thereon shall be due and payable to Triangle pursuant to the terms and conditions of the Loan.

      SECOND: PAYMENT OF UNPAID ACCRUED INTEREST

      Global shall simultaneously with the execution of this Agreement pay Triangle all unpaid, accrued interest to date in the sum of Nine Thousand ($9, 000) Dollars which shall represent payment of interest at the rate of six (6%) percent per annum on the principal balance of the Loan for the period February 1, 1996 through November 1, 1996.

      THIRD: PAYMENT IN REDUCTION OF THE
             PRINCIPAL BALANCE OF THE LOAN

      Global shall simultaneously with the execution of this Extension Agreement pay Triangle


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the sum of Twenty-Five Thousand ($25,000) Dollars representing partial payment of principal to Triangle in reducing the principal balance of the Loan from Two Hundred Thousand ($200,000) Dollars to One Hundred Seventy Five Thousand ($175,000).

      FOURTH: LOAN AGREEMENTS TO REMAIN IN FULL
              FORCE AND EFFECT

      Except as otherwise amended by extending the due date of the Loan from August 1 to December 15, 1996, all other terms and conditions of the Commitment Agreement dated January 29, 1996, the Pledge Agreement dated February 1, 1996, the Promissory Note dated February 1, 1996, the Investment Letter dated January 31, 1996 between Global and Triangle shall remain in full force and effect.

      FIFTH: AUTHORIZATION

      Global represents to Triangle that Global is authorized to enter into this Extension Agreement pursuant to resolutions fully adopted by the Board of Directors of Global, and that upon execution of this Extension Agreement by N. Norman Muller, N. Norman Muller represents to Triangle that he has the power and authority to executive and deliver this Extension Agreement on behalf of and in relation to Global as it relates to the terms and conditions of this Extension Agreement.

      SIXTH: SEVERABILITY

      If any of the provisions of this Extension Agreement are held to be void or unenforceable under applicable law, all of the other provisions of this Extension Agreement shall nevertheless continue in full force and effect.

      SEVENTH: AGREEMENT CONDITIONAL

      This Extension Agreement is conditioned upon the payment to Triangle of the monies


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require to be paid to it by Global as set forth in paragraphs SECOND and THIRD of this Extension Agreement.

      EIGHTH: APPLICABLE LAW

      This Extension Agreement shall be deemed to be contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York.

      NINTH: COUNTERPARTS

      This Extension Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument. Execution by facsimile transfer shall be considered original execution.

      IN WITNESS WHEREOF, the parties have hereto set their hands and seals the date and year first above written.

                                          GLOBAL INTELLICOM, INC., a Nevada
                                          Corporation


                                          By: ________________________________
                                                N. NORMAN MULLER
                                                CHIEF EXECUTIVE OFFICER

                                          TRIANGLE BRIDGE GROUP, LP, a
                                          California Corporation, its General
                                          Partner


                                          By: ________________________________
                                                WAYNE M. ROGERS
                                                PRESIDENT


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